Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Financial Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP.
ANNOUNCES RESULTS FOR THE THIRD QUARTER OF FISCAL 2012
AND PROVIDES UPDATED FISCAL 2012 GUIDANCE

Melville, New York – June 7, 2012 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three and nine months ended April 30, 2012.

Net sales for the third quarter of fiscal 2012 were $99.8 million compared to $131.1 million for the third quarter of fiscal 2011. The period-over-period decrease in net sales is due to lower sales in both the Company’s telecommunications transmission and mobile data communications segments, partially offset by higher sales in the Company’s RF microwave amplifiers segment. GAAP net income was $6.1 million, or $0.29 per diluted share, for the third quarter of fiscal 2012 compared to $14.3 million, or $0.47 per diluted share, for the third quarter of fiscal 2011.

Net sales for the nine months ended April 30, 2012 were $312.3 million compared to $472.1 million for the nine months ended April 30, 2011. GAAP net income was $24.5 million, or $1.04 per diluted share, for the nine months ended April 30, 2012 compared to $56.0 million, or $1.79 per diluted share, for the nine months ended April 30, 2011.

The Company also announced that it is tightening its fiscal 2012 revenue and Adjusted EBITDA guidance and increasing its diluted earnings per share guidance. The Company now expects its fiscal 2012: (i) revenue to range from $420.0 million to $425.0 million, (ii) Adjusted EBITDA to range from $73.0 million to $76.0 million and (iii) diluted earnings per share to range from $1.40 to $1.48. The updated diluted earnings per share guidance reflects the impact of the Company’s repurchases of its common stock through June 6, 2012.

In commenting on the Company’s performance and business outlook, Fred Kornberg, President and Chief Executive Officer, stated, “Although market conditions remain challenging, we posted solid results in the third quarter. During the quarter, we achieved our highest level of quarterly bookings in fiscal 2012 and continue to focus on our long-term growth plans.”

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Selected Fiscal 2012 Third Quarter Financial Metrics and Other Items

•	Backlog as of April 30, 2012 was $137.4 million compared to $126.3 million as of January 31, 2012.

•
Total bookings for the three and nine months ended April 30, 2012 were $110.9 million and $304.7 million, respectively, compared to $127.7 million and $330.2 million for the three and nine months ended April 30, 2011, respectively.

•
Earnings before interest, taxes, depreciation and amortization (including amortization of intangibles and stock-based compensation) and costs related to a withdrawn fiscal 2011 contested proxy solicitation (“Adjusted EBITDA”) was $15.4 million and $54.6 million for the three and nine months ended April 30, 2012, respectively, as compared to $28.9 million and $107.7 million for the three and nine months ended April 30, 2011, respectively.

•
The Company’s income tax provision for the three months ended April 30, 2012 reflects a net discrete tax benefit of $0.4 million. The Company’s effective income tax rate for the twelve months ending July 31, 2012 is expected to approximate 35.0%, excluding any discrete tax adjustments.

•
At April 30, 2012, the Company had $367.6 million of cash and cash equivalents which does not reflect the subsequent (i) repurchase of an additional 433,892 shares of the Company’s common stock for an aggregate cost of approximately $13.0 million (including transaction costs) from May 1, 2012 through June 6, 2012; (ii) quarterly dividend payment of $5.1 million which was paid on May 22, 2012; or (iii) May 2012 collection of $10.0 million of intellectual property license fees from the U.S. Army.

•
During the nine months ended April 30, 2012, the Company repurchased 6,054,022 shares of its common stock at an aggregate cost of approximately $188.1 million (including transaction costs). From May 1, 2012 through June 6, 2012, the Company repurchased an additional 433,892 shares at an aggregate cost of approximately $13.0 million (including transaction costs). Since the establishment of the Company’s repurchase programs, it has purchased a total of 10,785,422 shares of common stock for approximately $322.7 million (including transaction costs). The Company can make additional repurchases of up to $27.6 million pursuant to its existing $250.0 million repurchase program.

•	During the three months ended April 30, 2012, the Company paid $5.4 million of cash dividends to its stockholders.

•
Additional information about the Company’s updated fiscal 2012 guidance is contained in the Company’s Third Quarter investor presentation which is located on the Company’s website at www.comtechtel.com.

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Conference Call
The Company has scheduled an investor conference call for 8:30 AM (ET) on Friday, June 8, 2012. Investors and the public are invited to access a live webcast of the conference call from the investor relations section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 862-9098 (domestic), or (785) 424-1051 (international) and using the conference I.D. of “Comtech.”  A replay of the conference call will be available for seven days by dialing (800) 723-0389 or (402) 220-2647. In addition, an updated investor presentation, including earnings guidance, is available on the Company’s web site.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable, inefficient or too expensive. The Company conducts business through three complementary segments: telecommunications transmission, RF microwave amplifiers and mobile data communications. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the nature and timing of receipt of, and the Company’s performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions; risks associated with the Company’s legal proceedings and other matters; risks associated with the Company’s BFT-1 contract, including its ongoing negotiations with the U.S. Army regarding pricing for the engineering services, program management and satellite network operations under its sustainment contract awarded in March 2012, and the post-award audit of its BFT-1 contract; risks associated with the Company’s obligations under its revolving credit facility; and other factors described in the Company’s filings with the Securities and Exchange Commission (“SEC”).

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2012	2011	2012	2011

Net sales	$99,793,000	131,081,000	312,295,000	472,052,000
Cost of sales	58,115,000	74,110,000	177,921,000	289,937,000
Gross profit	41,678,000	56,971,000	134,374,000	182,115,000

Expenses:
Selling, general and administrative	20,005,000	22,552,000	63,749,000	69,742,000
Research and development	9,481,000	10,328,000	28,609,000	31,546,000
Amortization of intangibles	1,626,000	2,173,000	5,037,000	6,064,000
Merger termination fee, net	-	-	-	(12,500,000)
	31,112,000	35,053,000	97,395,000	94,852,000

Operating income	10,566,000	21,918,000	36,979,000	87,263,000

Other expenses (income):
Interest expense	2,192,000	2,135,000	6,521,000	6,288,000
Interest income and other	(370,000)	(557,000)	(1,300,000)	(1,877,000)

Income before provision for income taxes	8,744,000	20,340,000	31,758,000	82,852,000
Provision for income taxes	2,678,000	6,085,000	7,270,000	26,845,000

Net income	$6,066,000	14,255,000	24,488,000	56,007,000

Net income per share:
Basic	$0.32	0.54	1.18	2.05
Diluted	$0.29	0.47	1.04	1.79

Weighted average number of common shares outstanding – basic	18,853,000	26,577,000	20,746,000	27,310,000

Weighted average number of common and common equivalent shares outstanding – diluted	24,910,000	32,378,000	26,724,000	33,069,000

Dividends declared per issued and outstanding common share as of the applicable dividend record date	$0.275	0.25	0.825	0.75

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	April 30, 2012	July 31, 2011
Assets	(Unaudited)	(Audited)
Current assets:
Cash and cash equivalents	$367,649,000	558,804,000
Accounts receivable, net	73,009,000	70,801,000
Inventories, net	76,664,000	74,661,000
Prepaid expenses and other current assets	10,248,000	7,270,000
Deferred tax asset, net	12,983,000	11,529,000
Total current assets	540,553,000	723,065,000

Property, plant and equipment, net	23,879,000	26,638,000
Goodwill	137,354,000	137,354,000
Intangibles with finite lives, net	40,433,000	45,470,000
Deferred financing costs, net	2,947,000	3,823,000
Other assets, net	1,194,000	1,159,000
Total assets	$746,360,000	937,509,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,363,000	23,501,000
Accrued expenses and other current liabilities	38,505,000	49,858,000
Dividends payable	5,071,000	6,100,000
Customer advances and deposits	17,151,000	11,011,000
Interest payable	3,044,000	1,531,000
Income taxes payable	-	4,056,000
Total current liabilities	82,134,000	96,057,000

Convertible senior notes	200,000,000	200,000,000
Other liabilities	5,581,000	6,360,000
Income taxes payable	3,297,000	3,811,000
Deferred tax liability	1,041,000	2,101,000
Total liabilities	292,053,000	308,329,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued 2,000,000	-	-
Common stock, par value $.10 per share; authorized 100,000,000 shares; issued 28,905,281 shares and 28,731,265 shares at April 30, 2012 and July 31, 2011, respectively	2,891,000	2,873,000
Additional paid-in capital	360,208,000	355,001,000
Retained earnings	401,072,000	393,109,000
	764,171,000	750,983,000
Less:
Treasury stock, at cost (10,562,467 shares and 4,508,445 shares at April 30, 2012 and July 31, 2011, respectively)	(309,864,000)	(121,803,000)
Total stockholders’ equity	454,307,000	629,180,000
Total liabilities and stockholders’ equity	$746,360,000	937,509,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

	Three Months Ended April 30,		Nine months Ended April 30,
	2012	2011	2012	2011

Reconciliation of GAAP Net Income to Adjusted EBITDA(1):
GAAP net income	$6,066,000	14,255,000	24,488,000	56,007,000
Income taxes	2,678,000	6,085,000	7,270,000	26,845,000
Net interest expense and other	1,822,000	1,578,000	5,221,000	4,411,000
Amortization of stock-based compensation	809,000	1,118,000	2,718,000	3,977,000
Depreciation and other amortization	4,064,000	5,905,000	12,256,000	16,416,000
Costs related to withdrawn fiscal 2011 contested proxy solicitation	-	-	2,638,000	-
Adjusted EBITDA	$15,439,000	28,941,000	54,591,000	107,656,000

(1)
Represents earnings before interest, income taxes, depreciation and amortization of intangibles, stock-based compensation and costs related to a withdrawn fiscal 2011 contested proxy solicitation. Adjusted EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results. The Company’s definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies.  Adjusted EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL
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